                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT





PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934.


Date of Report (Date of earliest event reported):  May 8, 1998
                                                 -------------------------------


Commission File Number   000-23353
                      ----------------------------------------------------------


                               Denali Incorporated
--------------------------------------------------------------------------------
(Exact Name of Registrant in its Charter)


         Delaware                                     76-0454641
--------------------------------------------------------------------------------
(State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation of Organization)                 Identification No.)


 1360 Post Oak Blvd., Suite 2250, Houston, Texas            77056
--------------------------------------------------------------------------------
(Address of Principal Executive Officers)                (Zip Code)


                                  713-627-0933
--------------------------------------------------------------------------------
(Registrant's Telephone Number, Including Area Code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  Report of Independent Auditors
                  Balance Sheets as of September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995
                  Statements of Operations and Accumulated Deficit for the Years Ended September 30, 1997 and March 31, 1996; the Six Months Ended September 30, 1996 and Eight Months Ended March 31, 1995 Statements of Cash Flow for the Years Ended September 30, 1997 and March 31, 1996; the Six Months Ended September 30, 1996 and Eight Months Ended March 31, 1995
                  Notes to Financial Statements
                  Independent Accountants' Review Report
                  Balance Sheets as of March 31, 1998 and 1997
                  Statements of Operations and Accumulated Deficit for the Six Months Ended March 31, 1998 and 1997
                  Statements of Cash Flow for the Six Months Ended March 31, 1998 and 1997
                  Notes to Financial Statements

         (b)      Pro Forma Financial Information

                  Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of March 28, 1998
                  Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the Nine Months Ended March 28, 1998
                  Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the Year Ended June 28, 1997
                  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

         (c)      Exhibits

                  10.1* Stock Purchase Agreement dated April 8, 1998 between Reinforced Plastic Systems Inc., CC&E/RPS, Inc., and Specialty Solutions, Inc.

                  10.2*    Amendment  to Stock  Purchase  Agreement  dated
                           May 8, 1998 between Reinforced Plastic Systems Inc., CC&E/RPS, Inc., and Specialty Solutions, Inc.

                  23.1     Consent of Hellam, Varon & Co. Inc. P.S.

--------------

*  Previously filed

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     DENALI INCORPORATED
     -------------------
        (Registrant)




Date:     July 20, 1998                      /s/ R. KEVIN ANDREWS
                                             --------------------
                                             R. Kevin Andrews
                                             Chief Financial Officer
                                               (Principal Financial Officer and
                                                Principal Accounting Officer)

The Stockholder
C.C. & E./R.P.S., Inc.


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying balance sheets of the Redmond branch of C.C. & E./R.P.S., Inc. (a wholly-owned subsidiary of Reinforced Plastic Systems, Inc.) as of September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995, and the related statements of operations and accumulated deficit and cash flows for the years and periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Redmond branch of C.C. & E./R.P.S., Inc. as of September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995, and the results of its operations and its cash flows for the years and periods then ended in conformity with generally accepted accounting principles.



                                                   HELLAM, VARON & CO. INC. P.S.


Bellevue, Washington
October 17, 1997, except for Note 13, as to which the date is June 26, 1998

                       CC&E/R.P.S., INC. - REDMOND BRANCH
                                 BALANCE SHEETS
             SEPTEMBER 30, 1997 AND 1996 AND MARCH 31, 1996 AND 1995

                                                                    September 30,                        March 31,
                                                              1997              1996              1996              1995
                                                          ------------      ------------      ------------      ------------
          Assets
          ------
Current assets:
   Cash                                                   $     83,823      $    193,527      $    155,080      $     59,136
   Certificate of deposit - restricted (Note 4)                 11,652            11,073            10,518            10,000
   Contract receivables (Notes 3, 5 and 8)                     664,540           444,071         1,417,934         1,017,690
   Employee advances and other receivables                          --             6,000             9,000            11,861
   Due from German branch (Note 3)                               8,190                --                --                --
   Costs and estimated earnings in excess of billings
     on uncompleted contracts (Notes 3 and 6)                   15,855           987,113           522,382           194,015
   Materials and supplies                                       20,200            80,325            80,325                --
   Prepaid expenses                                             11,794            26,740            85,679            97,317
                                                          ------------      ------------      ------------      ------------
      Total current assets                                     816,054         1,748,849         2,280,918         1,390,019
                                                          ------------      ------------      ------------      ------------

   Property and equipment (Notes 3, 7 and 8)                   956,085         1,606,908         1,293,659           757,342
      Less accumulated depreciation                            516,961           528,550           392,758           193,916
                                                          ------------      ------------      ------------      ------------
                                                               439,124         1,078,358           900,901           563,426
                                                          ------------      ------------      ------------      ------------
Other assets:
   Dakota project costs (Note 12)                                   --         2,342,188         2,002,922                --
   Deferred development costs                                    7,009            24,989            33,980            51,961
   Contractor bond                                               4,700             4,700             4,700             4,700
   Deposits and other                                            5,288             5,288            10,954             7,092
                                                          ------------      ------------      ------------      ------------
                                                                16,997         2,377,165         2,052,556            63,753
                                                          ------------      ------------      ------------      ------------
                                                          $  1,272,175      $  5,204,372      $  5,234,375      $  2,017,198
                                                          ============      ============      ============      ============
Liabilities and Stockholder's Equity (Deficit)
----------------------------------------------
Current liabilities:
   Bank overdraft                                         $         --      $         --      $         --      $     54,685
   Short-term debt (Note 8)                                         --                --                --           110,774
   Due to German branch (Note 3)                                    --           632,052                --                --
   Due to parent (Note 3)                                   11,789,330         8,788,736         8,113,480           252,574
   Accounts payable (Note 3)                                   590,111         2,520,212         2,091,359           657,423
   Billings in excess of costs and
      estimated earnings on uncompleted
      contracts (Notes 3 and 6)                                351,420            25,605           654,107         1,164,548
   Provision for estimated loss on
      uncompleted contracts (Note 3)                                --                --            37,668            64,001
   Accrued liabilities                                         189,077           450,226           588,562           221,919
                                                          ------------      ------------      ------------      ------------
      Total current liabilities                             12,919,938        12,416,831        11,485,176         2,525,924
                                                          ------------      ------------      ------------      ------------
Note payable, parent (Note 3)                                  200,000           200,000           200,000           200,000
                                                          ------------      ------------      ------------      ------------
Stockholder's equity (deficit):
   Common stock - par value $1 per share;
      authorized 1,000 shares, issued and
      outstanding 492 shares                                       492               492               492               492
   Additional paid-in capital                                  196,308           196,308           196,308           196,308
   Accumulated deficit                                     (12,044,563)       (7,609,259)       (6,647,601)         (905,526)
                                                          ------------      ------------      ------------      ------------
Total stockholder's deficit                                (11,847,763)       (7,412,459)       (6,450,801)         (708,726)
                                                          ------------      ------------      ------------      ------------
Total liabilities and stockholder's deficit               $  1,272,175      $  5,204,372      $  5,234,375      $  2,017,198
                                                          ============      ============      ============      ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                       CC&E/R.P.S., INC. - REDMOND BRANCH
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
       YEAR ENDED SEPTEMBER 30, 1997, SIX MONTHS ENDED SEPTEMBER 30, 1996,
         YEAR ENDED MARCH 31, 1996 AND EIGHT MONTHS ENDED MARCH 31, 1995

                                                              Six                                Eight
                                          Year Ended      Months Ended       Year Ended       Months Ended
                                        Sep. 30, 1997     Sep. 30, 1996     March 31, 1996    March 31, 1995
                                        -------------     -------------     --------------    --------------

Contract revenues earned (Note 3)       $  2,502,950      $  2,637,274      $ 16,396,710      $  3,408,181
Cost of revenues earned (Note 3)           2,280,289         2,854,037        20,811,880         3,278,804
                                        ------------      ------------      ------------      ------------
Gross profit (loss)                          222,661          (216,763)       (4,415,170)          129,377
Selling, general and administrative
  expenses                                   703,453           514,778         1,091,426           356,123
                                        ------------      ------------      ------------      ------------
Operating loss                              (480,792)         (731,541)       (5,506,596)         (226,746)
                                        ------------      ------------      ------------      ------------
Other income (expense):
  Dakota loss (Note 12)                   (3,487,448)               --                --                --
  Interest expense (Note 3)                 (500,194)         (240,684)         (274,287)          (23,895)
  Gain on foreign currency exchange           28,252             9,514                --                --
  Other income                                 4,878             1,053            38,808             6,941
                                        ------------      ------------      ------------      ------------
                                          (3,954,512)         (230,117)         (235,479)          (16,954)
                                        ------------      ------------      ------------      ------------
Net loss before income taxes              (4,435,304)         (961,658)       (5,742,075)         (243,700)
Income taxes (Note 9)                             --                --                --                --
                                        ------------      ------------      ------------      ------------
Net loss                                  (4,435,304)         (961,658)       (5,742,075)         (243,700)
Accumulated deficit:
  Beginning of period                     (7,609,259)       (6,647,601)         (905,526)         (661,826)
                                        ------------      ------------      ------------      ------------
  End of period                         $(12,044,563)     $ (7,609,259)     $ (6,647,601)     $   (905,526)
                                        ============      ============      ============      ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                       CC&E/R.P.S., INC. - REDMOND BRANCH
                            STATEMENTS OF CASH FLOWS
       YEAR ENDED SEPTEMBER 30, 1997, SIX MONTHS ENDED SEPTEMBER 30, 1996,
         YEAR ENDED MARCH 31, 1996 AND EIGHT MONTHS ENDED MARCH 31, 1995

                                                                         Six                              Eight
                                                    Year Ended       Months Ended     Year Ended       Months Ended
                                                   Sep. 30, 1997    Sep. 30, 1996    March 31, 1996   March 31, 1995
                                                   -------------    -------------    --------------   --------------
Cash flows from operating activities:
  Net loss                                         $(4,435,304)     $  (961,658)     $(5,742,075)     $  (243,700)
  Adjustments to reconcile net loss to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization                     126,244          135,792          199,646           41,149
     Provision for doubtful accounts                        --               --               --          (75,000)
     Provision for estimated loss on
        uncompleted contracts                               --          (37,668)         (26,333)          64,001
     Loss on sale of assets                              1,806               --               --               --
     (Increase) decrease in assets:
        Contracts receivable                          (220,469)         973,863       (1,168,902)        (851,681)
        Costs and estimated earnings in excess
            of billings                                971,258         (464,731)      (1,562,631)        (164,674)
        Dakota project costs (Note 12)               2,342,188         (339,266)              --               --
        Other assets                                    98,472           76,041          (53,209)        (144,587)
     Increase (decrease) in liabilities:
        Accounts payable                            (1,930,101)         428,853        1,433,936          453,950
        Billings in excess of costs and
            estimated earnings                         325,815         (628,502)        (510,441)       1,139,681
        Accrued liabilities                           (261,149)        (138,336)         366,643          177,749
                                                   -----------      -----------      -----------      -----------
Net cash provided by (used in) operating
  activities                                        (2,981,240)        (955,612)      (7,063,366)         396,888
                                                   -----------      -----------      -----------      -----------

Cash flows from investing activities:
  Property and equipment expenditures                   (9,418)        (313,249)        (536,317)        (376,089)
  Proceeds from sale of assets (Note 2)                  2,500               --               --               --
                                                   -----------      -----------      -----------      -----------
Net cash used in investing activities                   (6,918)        (313,249)        (536,317)        (376,089)

Cash flows from financing activities:
  Increase (decrease) in bank overdraft                     --               --          (54,685)          54,685
  Net borrowings from parent and German
     branch (Note 2)                                 2,878,454        1,307,308        7,860,906          252,574
  Repayment of debt                                         --               --         (110,774)        (293,122)
                                                   -----------      -----------      -----------      -----------
Net cash provided by financing activities            2,878,454        1,307,308        7,695,447           14,137
                                                   -----------      -----------      -----------      -----------

Net increase (decrease) in cash                       (109,704)          38,447           95,764           34,936
Cash at beginning of period                            193,527          155,080           59,316           24,380
                                                   -----------      -----------      -----------      -----------
Cash at end of period                              $    83,823      $   193,527      $   155,080      $    59,316
                                                   ===========      ===========      ===========      ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS - The Company, which began operations in 1990, constructs fiberglass reinforced plastic industrial equipment for chemical processing and environmental control as a general contractor and a subcontractor. The Company stock was acquired by Reinforced Plastic Systems, Inc. (RPS), a Canadian corporation, in August, 1994. In December, 1995, the Company changed its legal name to C.C. & E./R.P.S., Inc. The Company operates as Composite Construction & Engineering, a division of Reinforced Plastic Systems, Inc. The Company performs work at job sites throughout the United States, Canada and Europe; the corporate offices are located in Redmond, Washington. During April, 1996, the Company established a project management office in Germany to administer European jobs. These financial statements include only the operations of the Redmond branch. Prior to the establishment of the German branch office, all work performed in Europe was considered operations of the Redmond branch.

         YEAR-END CHANGE - The stock of the Company was acquired by RPS on August 1, 1994, resulting in an eight month reporting period from the date of acquisition to March 31, 1995. The Company changed its fiscal year-end in 1996 from March 31 to September 30, to conform with the reporting period of its parent company. Accordingly, schedules presented in these notes that provide comparative information, reflect, where applicable, amounts for the year ended September 30, 1997, the six months ended September 30, 1996, the year ended March 31, 1996 and the eight months ended March 31, 1995.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK - The Company maintains cash balances at a financial institution located in Western Washington. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times during the periods, the Company's cash balances exceeded these limits.

         TRANSLATION OF FOREIGN CURRENCIES - Transactions with RPS are translated from Canadian or German funds at a rate established by RPS, which approximates the prevailing rate. Transactions with third parties are translated at the exchange rate prevailing at the time of the transaction.

         COST AND REVENUE RECOGNITION - Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of production costs incurred to date to estimated total cost for each contract. This method is used because management considers overall contract costs incurred to be the best available measure of progress on these contracts. Revenues from time and material contracts are recognized on the basis of costs incurred during the period plus the gross profit earned, measured by the cost-to-cost method. For financial statement purposes, no profit is recognized until a job is approximately 40% complete. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for significant estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job requirements, performance, conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to cost and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be estimated.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

         MATERIALS AND SUPPLIES - Materials and supplies are stated at the lower of actual cost or market.

         PROPERTY AND EQUIPMENT - Property and equipment are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

         DEFERRED DEVELOPMENT COSTS - Deferred development costs represent engineering, marketing, license and travel costs incurred to expand into new markets. These costs are expensed on the straight-line basis over three years.

         PRODUCT WARRANTY COSTS - Provision for estimated warranty costs is recorded beginning in the year ended September 30, 1997 and periodically adjusted to reflect actual experience. At September 30, 1997, accrued liabilities includes approximately $166,400 for estimated warranty costs.

         INCOME TAXES - Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting. A deferred tax asset or liability is determined based on the differences between the financial and tax bases of assets and liabilities as measured by the expected tax rates which will be in effect when these differences reverse. A valuation allowance is provided for that portion of deferred tax assets for which it is likely that a tax benefit will not be realized.

         Temporary differences arise principally from depreciation methods, long-term contracts and bad debt recognition.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         Prior to July 31, 1993, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code.

2.       STATEMENTS OF CASH FLOWS

         Supplemental disclosures of cash flow information:

         Cash paid (received) for income taxes totaled $0, $(2,000), $2,000 and $-0- for the periods ended September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995.

         Cash paid for interest totaled $0, $739, $12,115, and $21,667 (net of $0, $0, $0 and $3,978 capitalized) for the periods ended September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995.

         Supplemental disclosures of noncash investing and financing activities:

         During the period ended September 30, 1997, due to German branch was offset for property and equipment sold to the German affiliate at net book value of $518,102.

3.       RELATED PARTY TRANSACTIONS

         The Company borrows and repays funds to RPS. These unsecured advances bear interest at 4.75% at September 30, 1997.

         The Company has borrowed $200,000 from RPS under a long-term note agreement. The note requires monthly interest payments at a Canadian prime rate (5.25% at September 30, 1997) until December, 1998. The note will then be payable in 48 equal monthly installments. The note is secured by a field winding machine.

         Interest expense on advances and loans from RPS totaled $500,194, $239,945, $264,239 and $11,937 for the periods ended September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995.

         Maturities of the $200,000 note in each of the next five years ending September 30 (assuming interest of 5.25%), are as follows:

                     1998                $         --
                     1999                     $38,498
                     2000                     $47,600
                     2001                     $50,662
                     2002                     $53,921

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         Certain of the Company's contracts are executed between RPS and the job owner. The Company then subcontracts with RPS to perform the work. The Company also purchases materials from RPS and other related companies in the ordinary course of business. The financial statements include the following balances and transactions with related companies:

                                         9/30/97        9/30/96        3/31/96        3/31/95
                                       ----------     ----------     ----------     ----------
Revenues invoiced                      $       --     $1,176,125     $8,374,800     $2,589,462
Included in contracts receivable       $   20,147     $  307,740     $1,681,149     $  559,644

Costs and estimated earnings
   in excess of billings               $       --     $       --     $1,234,264     $  154,075
Billings in excess of costs and
   estimated earnings                  $       --     $       --     $  197,261     $  540,858
Estimated loss on jobs in progress     $       --     $       --     $   37,668     $   64,001

Management fees paid                   $   88,800     $   44,400     $  177,600     $       --
Materials and job costs incurred       $       --     $       --     $1,434,994     $    2,615
Equipment purchased                    $       --     $  332,215     $       --     $       --
Included in accounts payable           $       --     $  332,215     $   20,410     $    2,615

4.       CERTIFICATE OF DEPOSIT - RESTRICTED

         The certificate of deposit bears interest at 5.24% and matures August 31, 1998. Any penalties for early withdrawal would not have a material effect on the financial statements. The certificate of deposit has been assigned to a security company for a contractors bond.

5.       CONTRACTS RECEIVABLE

         Contracts receivable consist of the following:

                             9/30/97        9/30/96        3/31/96        3/31/95
                            ----------     ----------     ----------     ----------
Billed:
  Completed contracts       $   23,522     $   41,206     $       --     $    2,636
  Contracts in progress        543,143        218,800      1,238,211        860,234
  Retentions                   107,875        194,065        189,723        164,820
                            ----------     ----------     ----------     ----------
                               674,540        454,071      1,427,934      1,027,690
Less allowance for
   doubtful accounts            10,000         10,000         10,000         10,000
                            ----------     ----------     ----------     ----------
                            $  664,540     $  444,071     $1,417,934     $1,017,690
                            ==========     ==========     ==========     ==========

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         At March 31, 1996, $520,219 of contracts in progress and $248,439 of retentions related to a job which was in litigation at September 30, 1996 (Note 12), were reclassified as a long-term asset.

6.       COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                           9/30/97           9/30/96           3/31/96           3/31/95
                                         ------------      ------------      ------------      ------------
Costs incurred on uncompleted
  contracts                              $  1,430,864      $  3,004,714      $ 20,752,173      $  2,408,326
Estimated earnings (loss)                      85,821          (113,320)       (4,053,324)           20,336
                                         ------------      ------------      ------------      ------------
                                            1,516,685         2,891,394        16,698,849         2,428,662
Less billings to date                       1,852,250         1,929,886        15,596,310         3,399,195
                                         ------------      ------------      ------------      ------------
                                         $   (335,565)     $    961,508      $  1,102,539      $   (970,533)
                                         ============      ============      ============      ============
Included in accompanying
      balance sheets under the
      following captions:
        Costs and estimated earnings
         in excess of billings on
         uncompleted contracts           $     15,855      $    987,113      $    522,382      $    194,015
      Long-term contracts (Note 12)                --                --         1,234,264                --
      Billings in excess of costs
         and estimated earnings on
         uncompleted contracts               (351,420)          (25,605)         (654,107)       (1,164,548)
                                         ------------      ------------      ------------      ------------
                                         $   (335,565)     $    961,508      $  1,102,539      $   (970,533)
                                         ============      ============      ============      ============

7.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                    9/30/97        9/30/96        3/31/96        3/31/95
                                   ----------     ----------     ----------     ----------

Machinery and equipment            $  810,418     $1,439,576     $1,137,319     $  411,465
Office furniture and equipment        117,803        139,685        128,693         87,220
Vehicles                                4,700          4,483          4,483          4,483
Portable building                      12,911         12,911         12,911         12,911
Leasehold improvements                 10,253         10,253         10,253             --
Assets under construction                  --             --             --        241,263
                                   ----------     ----------     ----------     ----------
                                   $  956,085     $1,606,908     $1,293,659     $  757,342
                                   ==========     ==========     ==========     ==========

         Estimated useful lives range from 5 to 10 years for machinery and equipment, 5 to 7 years for office furniture and equipment, 5 years for vehicles, 10 years for portable building and the life of the lease for leasehold improvements.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         Depreciation charged to expense was $126,244, $135,792, $198,842 and $38,035 in the periods ended September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995. Assets under construction at March 31, 1995 represent a field winder and two mandrels which were completed and used in construction during 1996.

8.       SHORT-TERM DEBT

         Short-term debt consists of the following:

                                       9/30/97        9/30/96        3/31/96        3/31/95
                                      ----------     ----------     ----------     ----------
Note payable with a financing
company; requiring monthly
principal payments of $30,774
plus interest at prime plus 1.5%,
secured by assets of the
Company. The note was paid
in full in April, 1995                $       --     $       --     $       --     $   30,774

Note payable with a former
owner, requiring monthly
principal payments of $5,000
beginning August, 1995, plus
interest at 7.75%                             --             --             --         40,000

Note payable with a former
owner, requiring monthly
principal payments of $5,000
beginning August, 1995, plus
interest at 7.75%                             --             --             --         40,000
                                      ----------     ----------     ----------     ----------
                                      $       --     $       --     $       --     $  110,774
                                      ==========     ==========     ==========     ==========

9.       INCOME TAXES

         The components of income tax expense (benefit) are as follows:

                          9/30/97          9/30/96          3/31/96          3/31/95
                        -----------      -----------      -----------      -----------
Current federal         $        --      $        --      $        --      $        --
Deferred federal         (1,196,200)        (192,700)      (1,413,300)         (51,200)
Valuation allowance       1,196,200          192,700        1,413,300           51,200
                        -----------      -----------      -----------      -----------
                        $        --      $        --      $        --      $        --
                        ===========      ===========      ===========      ===========

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)




The components of deferred tax assets (liabilities) computed in accordance with SFAS 109 are as follows:

                               9/30/97          9/30/96          3/31/96          3/31/95
                             -----------      -----------      -----------      -----------
Net deferred tax items:
Accounts receivable
   valuation reserve         $     2,500      $     2,500      $     2,500      $     2,500
Estimated loss on jobs
   in progress                        --               --            9,400           16,000
Inventory capitalization         113,000           24,200          104,800           12,900
Net operating loss
   carryforward                2,800,000        1,675,000        1,390,400           29,200
Depreciation                     (44,100)         (26,500)         (24,600)          (9,400)
Valuation allowance           (2,871,400)      (1,675,200)      (1,482,500)         (51,200)
                             -----------      -----------      -----------      -----------
                             $        --      $        --      $        --      $        --
                             ===========      ===========      ===========      ===========

         An effective tax rate of 25% is used to estimate deferred taxes based on management's expectation of future taxable income.

         At September 30, 1997, the Company has net operating loss (NOL) carryforwards for federal income tax purposes of approximately $11,200,000 which are available to offset future federal taxable income through fiscal 2012. No benefit for these carryforwards has been recognized in the financial statements based upon the earnings history of the Company.

         The Tax Reform Act of 1986 contains provisions that limit the NOL carryforwards available to be used in any given year upon the occurrence of certain events, including significant changes in ownership interest. A change in ownership of a company of greater than 50% within a three-year period results in an annual limitation on the company's ability to utilize its NOLs prior to the ownership change. Due to changes in ownership that took place in August, 1994, the Company's use of its operating loss carryforward is subject to such limitation. The cumulative NOL earned for tax years through December 31, 1994, approximates $294,000. The Company does not expect to utilize these in a material amount before their expiration in various years through 2009 and therefore, these amounts are excluded from the calculation for deferred income taxes.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



10.      LEASES

         The Company leases its Redmond facility under a long-term lease agreement, classified as an operating lease, which expires on March 31, 2000. The lease, which began in March, 1995, provides for a free rent period in September, 1997. Accordingly, deferred lease expense is recorded to provide a constant expense over the life of the lease. The lease requires the Company to pay its share of common area charges and performance under the lease is guaranteed by RPS (Note 3).

         Additionally, the Company leases certain vehicles, office furniture and equipment under operating leases.

         The following is a schedule of future minimum lease payments as of September 30, 1997:

        Year ending
        September 30      Amount
        ------------     --------
           1998          $ 87,664
           1999            80,567
           2000            34,342
                         --------
                         $202,573
                         ========

         Rent expense amounted to $80,923, $38,373, $72,010 and $23,386 for the periods ended September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995.

11.      PROFIT-SHARING PLAN

         During February, 1996, the Company established a profit-sharing (401k) plan covering substantially all of its nonunion U.S. employees who have met minimum age and length of service requirements. The Company matches a percentage of employee contributions, subject to certain limitations. Profit-sharing expense amounted to $30,225, $18,037, $4,813 and $0 for the periods ended September 30, 1997, September 30, 1996, March 31, 1996 and March 31, 1995.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



12.      DAKOTA PROJECT COSTS

         In 1995, the Company and its parent, Reinforced Plastic Systems, Inc., commenced legal action against Dakota Gasification Company (DGC) for wrongful termination of a contract.

         In 1996, DGC responded to the Company's action by denying the wrongful termination suit and commencing their own claim for breach of contract.

         As of September 30, 1996, the Company had not recognized any profit or loss related to this contract, and had recorded manufacturing and litigation costs incurred in excess of billings of $1,573,530 and contracts receivable of $768,658 totaling $2,342,188 on its balance sheet in relation to the DGC project. At March 31, 1996, the Company had recorded manufacturing and litigation costs incurred in excess of billings of $1,234,264 and contracts receivable of $768,658 totaling $2,002,922 on its balance sheet in relation to the DGC project.

         The outcome of the suit and countersuit was indeterminable at September 30, 1996, and accordingly no gain or loss had been recorded in the financial statements.

         During August, 1997, the Company and its parent entered into a Release and Settlement Agreement with both DGC and the Company's bonding company in order to avoid further litigation expense. The agreement specifies, among other things, that the settlement is a compromise and is not to be construed as admissions of liability of any parties. Accordingly, amounts on the balance sheet at September 30, 1996 totaling $2,342,188, in addition to costs incurred during the year ended September 30, 1997 (primarily related to litigation expenses) of $1,145,260 have been charged to income in 1997.

13.      SUBSEQUENT EVENT

         In May, 1998, all the Company's stock was purchased by Specialty Solutions, Inc. a wholly-owned subsidiary of Denali Incorporated, located in Bellingham, Washington. Unsecured advances were paid in full in connection with the sale through a capital contribution by the parent company of RPS.

         An employee of the Company worked under the terms of an employment agreement in effect at the date of sale. The Company paid $75,000 as settlement to terminate the agreement.

The Stockholder
C.C. & E./R.P.S., Inc.


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

We have reviewed the accompanying balance sheets of the Redmond branch of C.C.&E./R.P.S., Inc. (a wholly-owned subsidiary of Reinforced Plastic Systems, Inc.) as of March 31, 1998 and 1997, and the related statements of operations and accumulated deficit and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of C.C. & E./R.P.S., Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                               HELLAM, VARON & CO. INC. P.S.


Bellevue, Washington
June 26, 1998

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                                 BALANCE SHEETS
                             MARCH 31, 1998 AND 1997

                               Assets                                     March 31,
                               ------
                                                                    1998              1997
                                                                ------------      ------------
Current assets:
  Cash                                                          $    149,653      $     33,712
  Certificate of deposit - restricted (Note 4)                        11,652            11,073
  Contracts receivable (Notes 3 and 5)                               381,480           343,096
  Costs and estimated earnings in excess of billings
     on uncompleted contracts (Note 6)                                32,321           358,639
  Prepaid expenses                                                    61,373            89,579
                                                                ------------      ------------
          Total current assets                                       636,479           836,099
                                                                ------------      ------------
Property and equipment (Note 7)                                      956,685           968,701
  Less accumulated depreciation                                      573,082           456,352
                                                                ------------      ------------
                                                                     383,603           512,349
                                                                ------------      ------------
Other assets:
  Deferred development costs                                              --            15,999
  Contractor bond                                                      4,700             4,700
  Deposits                                                             5,288             5,288
                                                                ------------      ------------
                                                                       9,988            25,987
                                                                ------------      ------------
                                                                $  1,030,070      $  1,374,435
                                                                ============      ============
             Liabilities and Stockholder's Equity (Deficit)
             ----------------------------------------------
Current liabilities:
  Due to related parties (Note 3)                               $ 12,765,245      $ 10,273,891
  Accounts payable                                                   216,366         1,441,341
  Billings in excess of costs and estimated earnings
    on uncompleted contracts (Note 6)                                222,801            23,624
  Accrued liabilities:
    Payroll and business taxes                                        10,604            97,915
    Provision for loss on Dakota project (Note 11)                        --           611,074
    Other                                                             94,372           175,842
                                                                ------------      ------------
          Total current liabilities                               13,309,388        12,623,687
                                                                ------------      ------------
Note payable, parent (Note 3)                                             --           200,000
                                                                ------------      ------------
Stockholder's equity (deficit):
  Common stock - par value $1 per share;
    authorized 1,000 shares, issued and
    outstanding 492 shares                                               492               492
  Additional paid-in capital                                         196,308           196,308
  Accumulated deficit                                            (12,476,118)      (11,646,052)
                                                                ------------      ------------
          Total stockholder's deficit                            (12,279,318)      (11,449,252)
                                                                ------------      ------------
Total liabilities and stockholder's deficit                     $  1,030,070      $  1,374,435
                                                                ============      ============


SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS AND ACCOUNTANTS' REVIEW
REPORT.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                    SIX MONTHS ENDED MARCH 31, 1998 AND 1997

                                                    Six Months Ended March 31,
                                                     1998              1997
                                                 ------------      ------------
Contract revenues earned                         $  1,252,933      $  1,156,013
Cost of revenues earned                             1,048,935         1,083,621
                                                 ------------      ------------

        Gross profit                                  203,998            72,392

Selling, general and administrative expenses          304,486           411,792
                                                 ------------      ------------

        Operating loss                               (100,488)         (339,400)
                                                 ------------      ------------

Other income (expense):
  Dakota loss (Note 11)                                    --        (3,487,448)
  Interest expense (Note 3)                          (331,073)         (236,962)
  Gain (loss) on foreign currency exchange                (98)           21,302
  Other                                                   105             5,715
                                                 ------------      ------------
                                                     (331,066)       (3,697,393)
                                                 ------------      ------------

        Net loss before income taxes                 (431,554)       (4,036,793)

Income taxes (Note 8)                                      --                --
                                                 ------------      ------------

        Net loss                                     (431,554)       (4,036,793)

Accumulated deficit:
  Beginning of period                             (12,044,564)       (7,609,259)
                                                 ------------      ------------

  End of period                                  $(12,476,118)     $(11,646,052)
                                                 ============      ============

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS AND ACCOUNTANTS' REVIEW
REPORT.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                      Six Months Ended March 31,
                                                                        1998             1997
                                                                    -----------      -----------
Cash flows from operating activities:
  Net loss                                                          $  (431,554)     $(4,036,793)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization                                      63,129           53,440
      Loss on sale of assets                                                 --            1,806
      (Increase) decrease in assets:
         Contracts receivable                                           283,060          100,975
         Costs and estimated earnings in
           excess of billings on uncompleted contracts                  (16,465)         628,474
         Dakota project costs (Note 11)                                      --        2,342,188
         Other assets                                                   (29,380)          23,486
      Increase (decrease) in liabilities:
         Accounts payable                                              (373,745)      (1,078,873)
         Billings in excess of costs and
           estimated earnings on uncompleted contracts                 (128,619)          (1,981)
         Accrued liabilities                                            (84,099)         434,607
                                                                    -----------      -----------
            Net cash used in operating activities                      (717,673)      (1,532,671)
                                                                    -----------      -----------

Cash flows from investing activities:
  Property and equipment expenditures                                      (600)            (849)
  Proceeds from sale of assets (Note 2)                                      --            2,500
                                                                    -----------      -----------
            Net cash provided by (used in) investing activities            (600)           1,651
                                                                    -----------      -----------

Cash flows from financing activities:
  Net borrowings from parent and affiliate (Note 2)                     784,102        1,371,205
                                                                    -----------      -----------
            Net cash provided by financing activities                   784,102        1,371,205
                                                                    -----------      -----------

Net increase (decrease) in cash                                          65,829         (159,815)
Cash at beginning of period                                              83,824          193,527
                                                                    -----------      -----------
Cash at end of period                                               $   149,653      $    33,712
                                                                    ===========      ===========

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS AND ACCOUNTANTS' REVIEW
REPORT.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS - The Company, which began operations in 1990, constructs fiberglass reinforced plastic industrial equipment for chemical processing and environmental control as a general contractor and a subcontractor. The Company stock was acquired by Reinforced Plastic Systems, Inc. (RPS), a Canadian corporation, in August, 1994. In December, 1995, the Company changed its legal name to C.C. & E./R.P.S., Inc. The Company operates as Composite Construction & Engineering, a division of Reinforced Plastic Systems, Inc. The Company performs work at job sites throughout the United States, Canada and Europe. The corporate offices were located in Redmond, Washington (Note
         12). During April, 1996, the Company established a project management office in Germany to administer European jobs. These financial statements include only the operations of the Redmond branch. Prior to the establishment of the German branch office, all work performed in Europe was considered operations of the Redmond branch.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK - The Company maintains cash balances at a financial institution located in Western Washington. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times during the year, the Company's cash balances exceeded these limits.

         COST AND REVENUE RECOGNITION - Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of production costs incurred to date to estimated total cost for each contract. This method is used because management considers overall contract costs incurred to be the best available measure of progress on these contracts. Revenues from time and material contracts are recognized on the basis of costs incurred during the period plus the gross profit earned, measured by the cost-to-cost method. For financial statement purposes, no profit is recognized until a job is approximately 40% complete. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for significant estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job requirements, performance, conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to cost and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be estimated.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

         PROPERTY AND EQUIPMENT - Property and equipment are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

         DEFERRED DEVELOPMENT COSTS - Deferred development costs represent engineering, marketing, license and travel costs incurred to expand into new markets. These costs are expensed on the straight-line basis over three years.

         PRODUCT WARRANTY COSTS - Provision for estimated warranty costs is recorded annually and periodically adjusted to reflect actual experience. Accrued liabilities include $65,000 and $113,000 for estimated warranty costs at March 31, 1998 and March 31, 1997, respectively.

         INCOME TAXES - Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting. A deferred tax asset or liability is determined based on the differences between the financial and tax bases of assets and liabilities as measured by the expected tax rates which will be in effect when these differences reverse. A valuation allowance is provided for that portion of deferred tax assets for which it is likely that a tax benefit will not be realized.

         Temporary differences arise principally from depreciation methods, long-term contracts and bad debt recognition.

         Prior to July 31, 1993, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         TRANSLATION OF FOREIGN CURRENCIES - Transactions with RPS are translated from Canadian or German funds at a rate established by RPS, which approximates the prevailing rate. Transactions with third parties are translated at the exchange rate prevailing at the time of the transaction.

2.       STATEMENTS OF CASH FLOWS

         Supplemental disclosures of cash flow information:

         Cash paid for both interest and income taxes totaled $-0- in each of the six months ended March 31, 1998 and 1997.

         Supplemental disclosures of noncash investing and financing activities:

         During the six months ended March 31, 1997, payable to affiliate was offset for property and equipment sold to the German affiliate at net book value of $518,102.

3.       RELATED PARTY TRANSACTIONS

         The Company borrows and repays funds to RPS. These unsecured advances of $12,565,245 at March 31, 1998 and $9,929,860 at March 31, 1997
         currently bear interest at 6.15%. They were paid in full subsequent to March 31, 1998 through a capital contribution by the parent company of RPS.

         The Company owed the German branch $344,031 at March 31, 1997 for job expenses paid on behalf of the Redmond branch. Amounts due from the German branch of $8,190 were collected during the six months ended March 31, 1998 and $288,021 due to the German branch was paid during the six months ended March 31 1997.

         The Company has borrowed $200,000 from RPS under a long-term note agreement. The note requires monthly interest payments at a Canadian prime rate (6.15% at March 31, 1998) until December, 1998. The note is secured by a field winding machine and was paid in full subsequent to March 31, 1998.

         Interest expense on advances and loans from RPS totaled $330,562 and $236,962 for the six months ended March 31, 1998 and 1997, respectively.

         Certain of the Company's contracts are executed between RPS and the job owner. The Company then subcontracts with RPS to perform the work. The Company paid management fees to RPS totaling $23,147 and $44,400 for the six months ended March 31, 1998 and 1997, respectively.

         Contracts receivable includes $-0- and $648,243 due from RPS at March 31, 1998 and 1997, respectively.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



4.       CERTIFICATE OF DEPOSIT - RESTRICTED

         The certificate of deposit bears interest at 5.32% and matures August 31, 1998. Any penalties for early withdrawal would not have a material effect on the financial statements. The certificate of deposit has been assigned to a security company for a contractors bond.

5.       CONTRACTS RECEIVABLE

         Contracts receivable consist of the following:

                              1998         1997
                            --------     --------
Billed:
  Completed contracts       $198,958     $ 34,245
  Contracts in progress        2,109        3,852
  Retentions                 180,413      304,999
                            --------     --------
                            $381,480     $343,096
                            ========     ========

6.       COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                     1998             1997
                                                  -----------      -----------
Costs incurred on uncompleted contracts           $ 1,399,989      $ 3,760,657
Estimated earnings                                    293,481          184,651
                                                  -----------      -----------
                                                    1,693,470        3,945,308
Less billings to date                               1,883,950        3,610,293
                                                  -----------      -----------
                                                  $  (190,480)     $   335,015
                                                  ===========      ===========
Included in accompanying balance sheets
  under the following captions:
    Costs and estimated earnings in excess
     of billings on uncompleted contracts         $    32,321      $   358,639
    Billings in excess of costs and estimated
     earnings on uncompleted contracts               (222,801)         (23,624)
                                                  -----------      -----------
                                                  $  (190,480)     $   335,015
                                                  ===========      ===========

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



7.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                               Estimated
                                     1998         1997        useful lives
                                   --------     --------     -------------
Machinery and equipment            $810,419     $810,419     5-10 years
Office furniture and equipment      118,402      130,635     5-7 years
Vehicles                              4,700        4,483     5 years
Portable building                    12,911       12,911     10 years
Leasehold improvements               10,253       10,253     Life of lease
                                   --------     --------
                                   $956,685     $968,701
                                   ========     ========

         Depreciation charged to expense was $56,121 and $44,450 for the six months ended March 31, 1998 and 1997, respectively.

8.       INCOME TAXES

         The components of income tax expense for the six months ended March 31, 1998 and 1997 are as follows:

                           1998           1997
                        ---------      ---------
Current federal         $      --      $      --
Deferred federal         (100,000)      (700,000)
Valuation allowance       100,000        700,000
                        ---------      ---------
                        $      --      $      --
                        =========      =========

The components of deferred tax assets (liabilities) computed in accordance with SFAS 109 are as follows:


Net deferred tax items:
   Inventory capitalization            $   113,000      $    68,000
   Net operating loss carryforward       2,638,000        2,238,000
   Depreciation                            (46,000)         (35,000)
   Valuation allowance                  (2,705,000)      (2,271,000)
                                       -----------      -----------
                                       $        --      $        --
                                       ===========      ===========

An effective tax rate of 25% is used to estimate deferred taxes based on management's expectation of future taxable income.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



         At March 31, 1998, the Company has net operating loss (NOL) carryforwards for federal income tax purposes of approximately $11,000,000 which are available to offset future federal taxable income through fiscal 2012. No benefit for these carryforwards has been recognized in the financial statements based upon the earnings history of the Company.

         The Tax Reform Act of 1986 contains provisions that limit the NOL carryforwards available to be used in any given year upon the occurrence of certain events, including significant changes in ownership interest. A change in ownership of a company of greater than 50% within a three-year period results in an annual limitation on the company's ability to utilize its NOLs prior to the ownership change. Due to changes in ownership that took place in August, 1994, the Company's use of its operating loss carryforward is subject to such limitation. The cumulative NOL earned for tax years through December 31, 1994, approximates $294,000. The Company does not expect to utilize these in a material amount before their expiration in various years through 2009 and therefore, these amounts are excluded from the calculation for deferred income taxes.

9.       LEASES

         The Company leases its Redmond facility under a long-term lease agreement, classified as an operating lease, which expires March 31, 2000. The lease, which began in March, 1995, provides for a free rent period in September, 1997. Accordingly, deferred lease expense is recorded to provide a constant expense over the life of the lease. The lease requires the Company to pay its share of common area charges and performance under the lease is guaranteed by RPS (Note 3).

         The following is a schedule of future minimum lease payments as of March 31, 1998:

          Twelve months
         ending March 31    Amount
         ---------------   -------
             1999          $63,456
             2000           15,864
                           -------
                           $79,320
                           =======

         Rent expense amounted to $39,486 and $35,666 for the six months ended March 31, 1998 and 1997, respectively.

10.      PROFIT-SHARING PLAN

         During February, 1996, the Company established a profit-sharing (401k) plan covering substantially all of its nonunion U.S. employees who have met minimum age and length of service requirements. The Company matches a percentage of employee contributions, subject to certain limitations. Profit-sharing expense amounted to $8,526 and $18,211 for the six months ended March 31, 1998 and 1997, respectively.

                     C.C. & E./R.P.S., INC. - REDMOND BRANCH
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



11.      DAKOTA PROJECT COSTS

         In 1995, the Company and its parent, Reinforced Plastic Systems, Inc., commenced legal action against Dakota Gasification Company (DGC) for wrongful termination of a contract.

         In 1996, DGC responded to the Company's action by denying the wrongful termination suit and commencing their own claim for breach of contract.

         During August, 1997, the Company and its parent entered into a Release and Settlement Agreement with both DGC and the Company's bonding company in order to avoid further litigation expense. The agreement specifies, among other things, that the settlement is a compromise and is not to be construed as admissions of liability of any parties. Accordingly, amounts on the balance sheet in addition to costs incurred and litigation expenses have been charged to income in 1997.

12.      SUBSEQUENT EVENT

         Subsequent to March 31, 1998, all the Company's stock was purchased by Specialty Solutions, Inc., a wholly-owned subsidiary of Denali Incorporated, located in Bellingham, Washington.

         An employee of the Company worked under the terms of an employment agreement in effect at the date of sale. The Company paid $75,000 as settlement to terminate the agreement.

                               DENALI INCORPORATED
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                              AS OF MARCH 28, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      Historical
                                                               ------------------------
                                                                  Denali
                                                               Incorporated     CC&E(1)       Adjustments      Pro Forma
                                                               ------------     --------      -----------      ---------
                            Assets
Current assets:
   Cash                                                           $    369      $    150      $    (35)(a)     $    484
   Investment in equity securities                                     310            11            --              321
   Accounts receivable, net                                         15,161           414            --           15,575
   Inventories                                                       8,057            --            --            8,057
   Income tax receivable                                               111            --            --              111
   Prepaid expenses                                                  1,819            61            --            1,880
   Deferred tax assets                                                 769            --            --              769
                                                                  --------      --------      --------         --------
Total current assets                                                26,596           636           (35)          27,197
Property, plant and equipment, net                                  12,637           384           726(c)        13,747
Assets held for sale                                                   699            --            --              699
Notes receivable                                                       178            --            --              178
Goodwill, net                                                        5,714            --           658(b)         6,372
Deferred tax assets                                                  1,530            --            --            1,530
Other assets                                                         1,264            10            --            1,274
                                                                  --------      --------      --------         --------
Total assets                                                      $ 48,618      $  1,030      $  1,349         $ 50,997
                                                                  ========      ========      ========         ========

         Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
   Accounts payable                                               $  9,049      $    216      $     --         $  9,265
   Accrued liabilities                                               4,472           328           385(c)         5,185
   Payable to affiliates                                                --        12,765       (12,765)(b)           --
Current maturities of long-term debt                                   740            --            --              740
                                                                  --------      --------      --------         --------
Total current liabilities                                           14,261        13,309       (12,380)          15,190
Long-term debt, less current maturities                              6,421            --         1,450(a)         7,871
Other long-term liabilities                                            616            --            --              616
Commitments and contingencies
 Stockholders' equity (deficit):
   Common stock                                                         48             1            (1)(b)           48
   Additional paid-in capital                                       29,193           196          (196)(b)       29,193
   Retained deficit                                                 (1,921)      (12,476)       12,476(b)        (1,921)
                                                                  --------      --------      --------         --------
Total stockholders' equity (deficit)                                27,320       (12,279)       12,279           27,320
                                                                  --------      --------      --------         --------
Total liabilities and stockholders' equity                        $ 48,618      $  1,030      $  1,349         $ 50,997
                                                                  ========      ========      ========         ========

(1)        Unaudited balance sheet as of March 31, 1998.

 SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                               DENALI INCORPORATED
                        PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                        NINE MONTHS ENDED MARCH 28, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Historical
                                   ---------------------------------------------------
                                      Denali
                                   Incorporated   LaValley(1)    SEFCO(1)      CC&E(2)     Adjustments       Pro Forma
                                   ------------   -----------    --------      --------    -----------       ---------
Net sales                            $ 68,480      $  2,952      $  3,080      $  2,098      $     --         $ 76,610
Cost of sales                          53,634         2,362         2,070         1,754            87(f)
                                                                                                  (67)(g)       59,840
                                     --------      --------      --------      --------      --------         --------
Gross profit                           14,846           590         1,010           344           (20)          16,770
SG&A expense                           12,218           410           638           450          (245)(h)
                                                                                                   44(i)        13,515
Non-recurring
  compensation expense                  2,312            --            --            --                          2,312
                                     --------      --------      --------      --------      --------         --------
Operating income (loss)                   316           180           372          (106)          181              943
Interest expense                        1,302            46            --            --           314(j)         1,662
Interest income                          (105)           --           (17)           --            17             (105)
Other (income) expense, net              (278)          (38)           (4)          469            --              149
                                     --------      --------      --------      --------      --------         --------
Income (loss) before income
  taxes                                  (603)          172           393          (575)         (150)            (763)
Provision (benefit) for
  income taxes                            647            65           178             1          (302)(k)          589
                                     --------      --------      --------      --------      --------         --------
Net income (loss) before
  extraordinary item                   (1,250)          107           215          (576)          152           (1,352)
Extraordinary income on
  early extinguishment of
  debt, net of income tax                 219                                                                      219
                                     --------                                                                 --------
Net loss                               (1,031)                                                                  (1,133)
Dividends on Series A
  Preferred Stock                         (30)                                                                     (30)
                                     --------                                                                 --------
Net loss attributable to
  common stock                       $ (1,061)                                                                $ (1,163)
                                     ========                                                                 ========

Net loss per common share:
  Loss before extraordinary item     $  (0.38)                                                                $  (0.41)
  Extraordinary item                     0.07                                                                     0.07
                                     --------                                                                 --------
  Net loss per common share          $  (0.31)                                                                $  (0.34)
                                     ========                                                                 ========
Number of shares used to
  compute net loss per share            3,374                                                                    3,374
                                     ========                                                                 ========

(1) Reflects results of LaValley's and SEFCO's operations for the period from July 1, 1997 to October 31, 1997 (unaudited), the date of acquisition by the Company. LaValley's and SEFCO's results of operations subsequent to October 31, 1997 are reflected in the Denali Incorporated historical results.

(2) Reflects results for CC&E's operations for the period from July 1, 1997 to March 31, 1998 (unaudited).

 SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                               DENALI INCORPORATED
                        PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                        TWELVE MONTHS ENDED JUNE 28, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Historical
                                --------------------------------------------------------------
                                   Denali
                                Incorporated   Ershigs(1)   LaValley(2)  SEFCO(3)     CC&E(4)     Adjustments     Pro Forma
                                ------------   ----------   ----------- ---------    ---------    -----------     ---------
Net sales                         $  71,101    $  15,918    $   7,877   $  10,032    $   2,675    $      --       $ 107,603
Cost of sales                        57,268       14,889        6,353       7,602        2,966         (162)(d)
                                                                                                       (146)(e)
                                                                                                        176 (f)
                                                                                                       (206)(g)      88,740
                                  ---------    ---------    ---------   ---------    ---------    ---------       ---------
Gross profit (loss)                  13,833        1,029        1,524       2,430         (291)         338          18,863
SG&A expense                         11,874        3,184        1,157       1,485          849          162 (d)
                                                                                                        (17)(e)
                                                                                                       (480)(h)
                                                                                                        106 (i)      18,320
                                  ---------    ---------    ---------   ---------    ---------    ---------       ---------
Operating income (loss)               1,959       (2,155)         367         945       (1,140)         567             543
Interest expense                      2,058          329          174          --          526          836 (j)       3,923
Interest income                        (111)          --           --         (45)          --           45            (111)
Other (income) expense, net            (598)          47           23         (16)       3,445           --           2,901
                                  ---------    ---------    ---------   ---------    ---------    ---------       ---------
Income (loss) before income
  taxes                                 610       (2,531)         170       1,006       (5,111)        (314)         (6,170)
Provision (benefit) for income
  taxes                                 293         (962)          79         362           --       (2,240)(k)      (2,468)
                                  ---------    ---------    ---------   ---------    ---------    ---------       ---------
Net income (loss)                       317       (1,569)          91         644       (5,111)       1,926          (3,702)
Dividends on Series A Preferred
  Stock                                (120)                                                                           (120)
                                  ---------                                                                       ---------
Net income (loss) attributable
  to common stock                 $     197                                                                       $  (3,822)
                                  =========                                                                       =========
Net income (loss) per common
  share                           $    0.09                                                                        $  (1.74)
                                  =========                                                                        ========
Number of shares used to
   compute net income (loss)
   per share                          2,198                                                                           2,198
                                  =========                                                                        ========

(1) Reflects results of Ershigs' operations for the period from July 1, 1996 to February 27, 1997 (unaudited), the date of its acquisition by the Company. Ershigs' results of operations subsequent to February 27, 1997 are reflected in the Denali Incorporated historical results.

(2) Reflects results of LaValley's operations for the period from August 23, 1996 to August 16, 1997.

(3) Reflects results of SEFCO's operations for the period from July 1, 1996 to June 28, 1997 (unaudited).

(4) Reflects results of CC&E's operations for the period from July 1, 1996 to June 30, 1997 (unaudited).

 SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                      DENALI INCORPORATED AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.       BASIS OF PRESENTATION

         The accompanying unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on adjustments to the historical consolidated financial statements of Denali Incorporated (the "Company") to give effect to the acquisitions described in Note 3 (the "Acquisitions"). The pro forma condensed consolidated balance sheet assumes the Acquisitions were closed on March 28, 1998. The pro forma condensed consolidated statement of operations assumes all Acquisitions described in Note 3 were consummated as of the beginning of the periods presented. The pro forma condensed consolidated statements of operations are not necessarily indicative of results that would have occurred had the Acquisitions been consummated as of the beginning of the periods presented or that might be attained in the future. Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company, the historical financial statements of the entities acquired in the Acquisitions and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Prospectus dated November 20, 1997 and Quarterly Report on Form 10-Q for the quarterly period ended March 28, 1998, previously filed with the SEC.

2.       EARNINGS PER SHARE

         Pro forma earnings per share were computed by dividing net income (or loss) applicable to common stock by the weighted average number of shares of common stock, common stock equivalents outstanding during the period and the dilutive effect of common stock equivalents issued within one year prior to the Offering. The number of shares of common stock and common stock equivalents has been retroactively adjusted for the 1715-for-1 stock split. Common stock equivalents consisted of the number of shares issuable on exercise of the outstanding stock options less the number of shares that could have been purchased with the proceeds from the exercise of the options based on the average price of the common stock during the period. The dilutive effect of common stock issued within one year prior to the Offering for the periods prior to issuance was determined in the same manner except that the Offering price of $13 per share was used for the repurchase price.

3.       ACQUISITIONS

         The acquisitions by the Company have been accounted for as purchases and, accordingly, the results of operations of the acquired companies have been included in the consolidated results of operations of the Company from the date of acquisition.

                      DENALI INCORPORATED AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



         In December 1994, the Company acquired certain assets and assumed certain liabilities of the fiberglass composite underground storage tank business of Owens Corning, including five manufacturing facilities. The purchase price totaled $16.6 million, consisting of $5.6 million in cash, $9.3 million in notes payable and approximately $1.7 million in acquisition costs.

         On October 27, 1995, the Company acquired certain assets and assumed certain liabilities of Hoover Containment Systems, Inc., a manufacturer of steel rectangular aboveground storage tanks. The purchase price totaled $5.5 million consisting of $5.4 million in cash and acquisition costs of approximately $100,000.

         On February 28, 1997, the Company acquired Ershigs, Inc. ("Ershigs"), a manufacturer of engineered fiberglass reinforced plastic ("FRP"). The $6.1 million purchase price consisted of $5.0 million cash, $1.0 million in a note payable and acquisition costs of approximately $80,000.

         In October 1997, the Company acquired SEFCO, Inc. ("SEFCO"), for approximately $4.9 million in net cash and acquisition costs of approximately $100,000. SEFCO is a manufacturer of engineered field-erected aboveground steel tanks.

         In October 1997, the Company acquired LaValley Construction, Inc. ("LaValley") for approximately $3.9 million in cash and acquisition costs of approximately $100,000. LaValley manufactures engineered FRP products.

         In May 1998, the Company purchased 100 percent of the outstanding stock of CC&E, a leading North American field constructor of fiberglass-reinforced plastic products. The purchase price totaled $1,600,000.00 in cash. Reinforced Plastic Systems may also receive contingent payments of up to $400,000.00 based on an increase in the level of bookings as defined in the purchase agreement.

         The acquisitions by the Company have been accounted for as purchases and, accordingly, the results of operations of the acquired companies have been included in the consolidated results of operations of the Company from the date of acquisition. Payments of any contingent consideration as described above will increase the amount of goodwill related to such acquisition.

                      DENALI INCORPORATED AND SUBSIDIARIES
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



4.       ADJUSTMENTS OF HISTORICAL FINANCIAL STATEMENTS

         The following pro forma adjustments have been made to the historical condensed consolidated balance sheet of the Company to give effect to the acquisition of CC&E described in Note 3 as if it had occurred as of March 28, 1998 and to the historical condensed statements of operations as if all the acquisitions described in Note 3 were consummated as of the beginning of the periods presented:

         (a) To reflect the acquisition of CC&E and the borrowings under the Company's senior credit agreement to fund this acquisition, net of cash acquired at CC&E.

         (b) To reflect, in connection with the acquisition of CC&E, the purchase price allocation and the elimination of assets not acquired or liabilities not assumed by the Company.

         (c) To reflect, in connection with the acquisition of CC&E, the estimated fair market value of assets purchased and liabilities assumed.

         (d) To reclass certain expenses to conform with the presentation used by the Company.

         (e) To reflect lower depreciation expense resulting from the write-down of fixed assets as part of purchase accounting for the acquisition of Ershigs.

         (f) To reflect the change in depreciation expense resulting from the purchase accounting step-up of the acquisitions of LaValley and CC&E and the purchase of fixed assets from the shareholder of SEFCO as a condition of the purchase that were previously leased by SEFCO from the shareholder (see (g)).

         (g) To reduce expenses for certain lease expenses incurred by seller for assets to be purchased by the Company (see (f)).

         (h) To reduce expenses including the difference between compensation and benefits of certain sellers prior to consummation of the acquisitions and their compensation and benefits following the acquisitions as stipulated in the respective employment agreements with the Company.

         (i) To reflect amortization of goodwill related to the purchases of LaValley, SEFCO and CC&E, which is being amortized on a straight-line basis over 40 years.

         (j) To reflect interest expense on the borrowings to fund the purchases of Ershigs, LaValley, SEFCO and CC&E in excess of historical interest expense.

         (k) To reflect the change in income taxes related to pro forma adjustments.

                                INDEX TO EXHIBITS


Exhibit
Number            Description of Exhibit
-------           ----------------------

10.1*             Stock  Purchase  Agreement  dated April 8, 1998 between
                  Reinforced Plastic Systems Inc., CC&E/RPS, Inc., and Specialty
                  Solutions, Inc.

10.2* Amendment to Stock Purchase Agreement dated May 8, 1998 between Reinforced Plastic Systems Inc., CC&E/RPS, Inc., and
                  Specialty Solutions, Inc.

23.1              Consent of Hellam, Varon & Co. Inc. P.S.
--------------

*  Previously filed